Exhibit 10.1

Form of Asset Purchase Agreement

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 10th day of July, 2012 by and between Genesis Holdings, Inc, a Washington corporation (hereinafter referred to as "Seller"), and Genesis Financial, Inc., a Washington corporation (hereinafter referred to as "Buyer").

RECITALS

A. Seller is engaged in the business of buying and selling real estate loans secured by real property, (the "Business").

B. Seller desires to sell to Buyer certain assets and properties used in the Business, and Buyer desires to purchase the same, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and subject to the conditions hereinafter set forth, Seller and Buyer hereby agree as follows:

I.

Defined Terms

For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below, unless the context clearly indicates otherwise.

1.1 "Loans Receivable" means all Loans Receivable as of the Closing Date. The Loans Receivable shall be listed and valued as of the close of business on the day preceding the Closing Date on a schedules.

1.2 "Agreement" means this Asset Purchase Agreement.

1.3 "Buyer" is defined in the first paragraph of this Agreement.

1.4 "Business Agreements" means those certain agreements, contracts and commitments entered into by Seller in connection with the Business, as more particularly described on Schedule III attached hereto, including all renewals, extensions and modifications thereof.

1.5 "Business" is defined in the Recitals above.

1.6 "Business Records" means all logs, books, and business records, operating manuals, and other files and documentation (or true copies thereof) pertaining to the Assets and the operation of the Business, including (i) audited balance sheets, statements of income, statements of changes in stockholders equity and statement of cash flow for the two (2) most recent fiscal years, (ii) the Most

Recent Financial Statements, and (ii) federal, state and local income tax returns filed by Seller for the five (5) most recent tax years.

1.7 "Closing" means the closing of the purchase and sale of the Assets in accordance with this Agreement.

1.8 "Closing Date" means the date specified in Section 3.1 on which the Closing will take place.

1.9 "Hazardous Substance" means substances heretofore or hereafter designated as hazardous under the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1257, et seq., the Clear Air Act, 42 U.S.C. 2001, et seq., or the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S. C. 960 1, et seq., all as amended, and the term additionally includes any substance which after release into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or indirectly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer and/or genetic abnormalities in humans.

1.10 "Liabilities of the Business" means all liabilities and obligations that arise from or are related to the operation and ownership of the Business (whether liquidated or unliquidated, absolute or contingent, known or unknown, due or to become due, and whether arising before or after the Closing Date), including, but not limited to, obligations arising under the Business Agreements.

1.11 "Most Recent Financial Statements" means the unaudited balance sheet, statement of income, statement of change in stockholders equity and statement of cash flow for the period ended June 30, 2012.

1.12 "Permitted Exceptions" means those exceptions to clear title to the Real Estate described on Schedule B which Buyer has agreed in writing to accept.

1.13 "Purchase Price" means the price specified in Section 2.2 hereof to be paid by Buyer to Seller at Closing.

1.14 "Purchased Assets" means the assets of Sellers to be purchased by Buyer pursuant to this Agreement, consisting of the (i) Real Estate, (ii) Loans Receivable, (iii) Business Agreements,  and (iv) Business Records described on Schedule C.

1.15 "Real Estate" means the real property owned by Seller and used in the Business, as more particularly described on Schedule C hereto.

1.16 "Seller" is defined in the first paragraph of this Agreement.

1.17 "Termination Date" means the date specified in Section 9.1 on which this Agreement will terminate if Closing has not taken place.

II.

Purchase and Sale of Assets

2.1 Sale of Assets. On the Closing Date, Seller shall sell, convey assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to the Purchased Assets.

2.2 Purchase Price and Method of Payment.

(a) Purchase Price. At Closing, Buyer shall pay to Seller as full consideration for the Assets in the form of Buyer's common stock representing, (the "Purchase Price"). The Purchase Price shall be 2,032,000 shares of Genesis Financial, Inc. commons stock.

(b) Method of Payment. On the Closing Date, Buyer shall deliver to Seller 2,032,000 shares of Buyers commons stock.

(c) Securities Exemption.  Purchaser is relying on Section 4(2) of the Securities Act of 1933, as amended, (the "Act") as the transaction exemption from the registration requirements of Section 5 of the Act.  This exemption requires the Genesis Holdings, Inc. to be qualified based on financial sophistication and the ability to understand and evaluate the risks of the investment in the Genesis Financial shares.  Seller will make warranties and representations which support this transactional exemption.

(d)  Allocation of Purchase Price. The Purchase Price shall be allocated for all purposes by the parties pursuant to Schedule A:

(d) Tax Reporting of Allocations. Buyer and Seller shall report the sale and purchase of the Assets for all federal, state, local and foreign tax purposes in a manner consistent with the allocation set forth in Schedule A.

2.3 Delivery of Assets. Buyer shall take delivery of all Assets at Closing.

III.

Closing

3.1 Closing. The Closing of the purchase and sale contemplated by this Agreement (the "Closing") shall take place on July 10, 2012 (the "Closing Date") at the offices of  Genesis Financial, Inc. or at such other time or place as shall be agreed by the parties in writing; provided, however, that all conditions to the Closing herein set forth shall have been satisfied.

3.2  Transfer Taxes, Etc. To the extent applicable, any retail sales/use taxes and real estate transfer taxes due as a result of the purchase and sale of Assets contemplated hereby shall be paid entirely by Seller, and Seller shall indemnity and hold Buyer harmless therefrom.

3.3 Costs and Expenses. Except as otherwise provided in Sections 3.2, each party shall separately bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that if any party shall commence legal action to specifically enforce or otherwise seek redress under, or for breach of, this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees incurred to prosecute or defend the action, including costs and fees incurred in any appellate proceeding.

3.4 Performance Seller at Closing. At Closing, Seller shall deliver to Buyer the following:

(a) A Bill of Sale and all other appropriate documents and instruments in customary form and substance sufficient to transfer to Buyer all of Seller's right, title and interest in and to all tangible assets that are a part of the Assets, free and clear of any mortgages, liens, pledges, privileges, charges, claims and encumbrances any kind whatsoever, except for any mortgages, liens, pledges, privileges, charges, claims and encumbrances described in any of the schedules attached hereto or permitted by this Agreement.

(b) An Assignment and Assumption Agreement sufficient to convey to Buyer all right, title and interest of Seller in and to the Loans Receivable, the Business Agreements and all other intangible assets that are a part of the Assets.

(c) A statutory warranty deed to the Real Estate and all other documents sufficient to convey title thereto to Buyer, free and clear of any liens, claims or encumbrances of any kind whatsoever, except for the Permitted Exceptions, together with a Title Policy to the Real Estate.

(d) A certified copy of a resolution of Seller's board of directors authorizing the execution of this Agreement and the transactions contemplated hereby.

(e) A certificate of Seller to the effect that all warranties and representations of Seller herein are true and correct as of the Closing Date.

(f) All other instruments and documents that Buyer or its counsel, in the reasonable exercise of their discretion, shall deem to be necessary (x) to fulfill any obligation required to be fulfilled by Seller on the Closing Date, and (y) to evidence satisfaction of any conditions to Closing referred to in Section 7.2 hereof.

3.5 Performance by Buyer at Closing. At Closing, Buyer shall deliver to Seller the following:

(a) Two Million Thirty-two Thousand (2,032,000) shares of Buyer's common stock as provided in Section 2.2(b).

(b) A certified copy of a resolution of Buyer's board of directors authorizing this transaction.

(c) A certificate of Buyer to the effect that all warranties and representations of Seller herein are true and correct as of the Closing Date.

(d) All other instruments and documents that Seller or its counsel, in the reasonable exercise of their discretion, shall deem to be necessary (x) to fulfill any obligation required to be fulfilled by Buyer on the Closing Date, and (y) to evidence satisfaction of any conditions to Closing referred to in Section 7.2 hereof.

3.6 Approval of Documents. Unless otherwise provided herein, all instruments and documents delivered pursuant to this Agreement shall be dated as of the Closing Date, and shall be satisfactory to the parties and to their respective counsel as to form and content.

3.7 Notice. Immediately following the Closing, the parties shall give notice of the transfer of Assets to the Washington Department of Revenue, as permitted by WAC 458-20-216 which requires an entity quitting business to remit any outstanding tax liability to the department of revenue within ten days of quitting business. If this tax is not paid by the taxpayer, any successor to the taxpayer becomes liable for the outstanding tax.

IV.

Representations and Warranties of Seller

Seller represents and warrants to Buyer that the following statements are true and correct on the date hereof, and will be true and correct on the Closing Date as though made on such date:

4.1 Organization, Corporate Power and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of Washington, and has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

4.2 Authorization, Binding Effect and No Conflicts. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and (ii) general principles of equity. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not (x) violate any provision of law, rule or regulation to which Seller is subject, (y) violate any order, judgment or decree applicable to Seller, or (z) conflict with, ' or result in a breach or default under, any term or condition of the Articles of Incorporation or the Bylaws of Seller, or any agreement or other instrument to which Seller is a party or by which Seller may be bound; except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

4.3 Consents and Approvals. Neither the execution of this Agreement nor the consummation of the sale of the Assets requires the approval or consent of any governmental authority having jurisdiction over the business of Seller nor of any party to any agreement with Seller.

4.4 Real Estate. The Real Property reflected on Schedule C is and will be at Closing owned outright by Seller, is free of all liens, reservations, encumbrances, encroachments, liabilities, or other claims or defects of title (except for the Permitted Exceptions) and, to the knowledge of Seller, is free of all Hazardous Substances. Buyer shall be under no obligation to approve any Permitted Exceptions; provided, however, that Buyer shall not unreasonably withhold its approval of any if the same shall cause Buyer no economic damage nor interfere with Buyer's frill use and enjoyment of the property. To Seller's knowledge, none of the buildings, structures or other appurtenances or improvements on the Real Estate (or any Tangible Personal Property therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation, or encroaches on property of others, and no condemnation proceeding is pending or threatened which would preclude or impair the use of any of the Real Estate by Buyer for the purposes for which it is currently used.

4.5  Loans Receivable. All Loans Receivable of the Seller are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debt set forth in the Most Recent Financial Statements, as adjusted for the passage of time through the Closing Date in accordance with past customs and practices of the Seller.

4.6  Financial Statements. All financial statements that Seller is required to provide Buyer pursuant to this Agreement have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such financial statements, are correct and complete, and are consistent with the books and records of the Seller; except, however, that the Most Recent Financial Statements are subject to normal year end adjustments, which will not be material, and lack footnotes.

4.7 Litigation. There are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of Seller, threatened against Seller that would affect Seller's title or interest in any of the Assets, except as set forth herein. Seller has received no notice, and has no knowledge, that it is in default of any order, writ, injunction or decree of any court or federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality with respect to the ownership and operation of the Assets. To the best knowledge of Seller, Seller has complied in all material respects with all laws, regulations, franchises, licenses and orders applicable to the Assets.

4.8  Disclosure. Neither this Agreement nor any of the Schedules or Exhibits annexed hereto contains any untrue statement of any material fact, or omits to state any material fact required to be stated in order to make the statements contained herein or therein not misleading. To the best knowledge of Seller, there is no fact which has not been disclosed in writing to Buyer prior to the date hereof that materially adversely affects the prospects or the financial or other condition of the Business or the Assets.

4.9 Compliance With Laws. To Seller's knowledge, Seller is in compliance with all laws, rules, regulations and orders applicable to the Business (including, without limitation, those relating to environmental protection, occupational safety and health and equal opportunity employment practices), except where the failure to comply therewith does not have a material adverse effect on the financial condition of the Business.

4.10  Securities Exemption Matters.

a.

The undersigned Subscriber understands that such shares are classified as restricted securities and that such securities HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION; ANY STATE SECURITIES AGENCY; OR ANY FOREIGN SECURITIES AGENCY.

b.

Seller is not an underwriter and would be acquiring the shares solely for investment for its own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;

c.

Seller understands the speculative nature and risks of investments associated with the Company, and confirms that the investment would be suitable and consistent with his or her investment program; that his or her financial position enable him or her to bear the risks of this investment; and, that there is a limited public market for the shares subscribed for herein;

d.

The shares purchased may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts.  The shares are restricted shares and shall bear the appropriate restricted legend. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not;

e.

To the extent that any federal, and/or state securities laws shall require, the Seller hereby agrees that any shares acquired pursuant to this Agreement shall be without preference as to assets;

f.

Buyer is under no other obligations to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for any of the securities purchased herein of the Company or to cause or permit such to be transferred in the absence of an exemption.

g.

Seller has had the opportunity to ask questions of the Company and has received additional information from the Buyer and such information, necessary to evaluate the merits and risks of any investment in the unit(s). Further, Seller has been given:  (1) Copies of Buyer's annual report on Form 10-K and quarterly reports n Form 10-Q; (2) all material contracts and documents relating to the proposed transaction; and, (3) an opportunity to question the appropriate executive officers of the Buyer.

h.

Seller has satisfied the suitability standards imposed by his or her applicable state laws and has a preexisting personal and business relationship with the Company;

i.

Seller has adequate means of providing for his current needs and personal contingencies and has no need to sell the securities in the foreseeable future (that is at the time of the investment, Seller can afford to hold the investment for an indefinite period of time);

j.

Seller has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Subscriber is capable of reading and interpreting general business plans.

V.

Representations and Warranties of Buyer

Buyer represents and warrants to Seller that the following statements are true and correct on the date hereof and will be true and correct on the Closing Date as though made on such date:

5.1 Organization, Corporate Power and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Washington, and has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

5.2 Authorization, Binding Effect and No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and (ii) general principles of equity. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not (x) violate any provision of law, rule or regulation to which Seller is subject, (y) violate any order, judgment or decree applicable to Seller, or (z) conflict with, or result in a breach or default under, any term or condition of the Articles of Incorporation or the Bylaws of Seller, or any agreement or other instrument to which Seller is a party or by which Seller may be bound; except in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

5.3 Consents and Approvals. Neither the execution of this Agreement nor the consummation of the sale of the Assets requires the approval or consent of any governmental authority having jurisdiction over the business of Buyer nor of any party to any agreement with Buyer.

5.4 Availability of Stock. Buyer has available and will have available on the Closing Date sufficient common stock to enable it to consummate the transactions contemplated by this Agreement.

VI.

Covenants of Seller

6.1 Investigation and Access. Throughout the period from the date of this Agreement until the Closing Date, Seller shall comply with Buyer's reasonable requests for information with respect to the Assets, and shall provide Buyer and its duly authorized representatives with reasonable access during regular business hours to Seller's offices, plants, records, files and books of account related to the Assets. Such access shall be provided for the limited purpose of allowing Buyer to conduct an investigation into the condition and operation of, and title to, the Assets. The investigation shall be conducted in a manner that does not unreasonably interfere with Seller's normal operations or with Seller's employee and customer relationships. After the investigation, Buyer may terminate this Agreement at any time prior to the Closing Date if it is not satisfied, in the reasonable exercise of its discretion, with the condition of the Assets. In case of such termination, neither Buyer nor Seller shall have any further obligation to the other party under this Agreement. Unless and until the purchase and sale contemplated by this Agreement is closed, Buyer and its representatives shall treat all information obtained in the investigation of Seller's Assets and otherwise not in the public domain as confidential, and shall return all books, records and documents made available to it by Seller.

6.2 Operation of the Business by Seller. Seller covenants that prior to the Closing Date Seller will:

(a) Continue to operate the Business in the usual and ordinary course of business, and in conformity with all applicable laws, ordinances, regulations, rules and orders;

(b) File all applications and other documents required to be filed in connection with the operation of the Business and Assets;

(c) Maintain its Assets and in their present good operating condition and repair, reasonable wear and tear and ordinary usage excepted;

(d) Keep the Assets free of liabilities, liens, and encumbrances of any kind whatsoever, except for the Permitted Exceptions;

(e) operate the Business diligently, in the ordinary course of business and consistently with past practice, and use its best efforts to preserve existing customer and agency relationships and the business reputation of Seller;

(f) Pay, or cause to be paid, all income, property, sales, use, franchise, excise, social security, withholding, workmen's compensation and unemployment insurance taxes and all other taxes of or relating to the Business or the Assets that are due; and Assets.

(g) Maintain complete and accurate books and records of the

6.3 Negative Covenants of Seller. Between the date of this Agreement and the Closing Date, except as contemplated by this Agreement, Seller will not, without the prior written consent of Buyer:

(a) Create, assume or permit to exist any new mortgage, deed of trust, security interest or pledge, or subject to any lien or encumbrance any of the Assets, whether now owned or hereafter acquired;

(b) Sell, assign, lease or otherwise transfer or dispose of any of the Assets, whether now owned or hereafter acquired, except for retirements in the usual and ordinary course of business in connection with the acquisition of similar property or assets.

(c) Cancel any customer or agency relationship, except in the usual and ordinary course of business; renegotiate, modify, amend or terminate any Business Agreement listed on Schedule III; or fail to comply with all of the terms and conditions of said Business Agreements and all Licenses and Authorizations.

6.4 Loans Receivable. Seller shall promptly remit in cash to Buyer the proceeds of all checks and other payments for Loans Receivable purchased by Buyer under this Agreement and coming into the possession of Seller.

6.5 Further Assurances. At any time or from time to time after the Closing Date, Seller shall, at the request of Buyer and at Buyer's expense, execute and deliver any further instruments or documents and take all such further actions as Buyer may reasonably request in order to evidence the consummation of the transactions contemplated hereby.

VII.

Conditions Precedent to Closing

7.1 Seller's Performance. The obligation of Seller to close on the Closing Date is subject to the fulfillment at or prior to such date of each of the following conditions (any one or more of which may be waived in whole or in part by Seller in writing):

(a) The representations and warranties of Buyer contained herein shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

(b) Buyer shall have performed and complied with all material terms', covenants and conditions of this Agreement that are required to be performed or complied with by it on or before the Closing Date.

(c) No action, investigation, or proceeding shall have been instituted or threatened that would adversely affect the ability of Buyer to comply with the provisions of this Agreement.

7.2 Buyer's Performance. The obligations of Buyer to close hereunder on the Closing Date are subject to the fulfillment at or prior such date of each of the following conditions (any one or more of which may be waived in whole or in part by it in writing):

(a) The representations and warranties of Seller contained herein shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

(b) Seller shall have performed and complied with all material terms, covenants and conditions of this Agreement required to be performed or complied with by it on or before the Closing Date.

(c) No action or proceeding shall have been instituted or, to the knowledge of Seller, threatened that would adversely affect or relate materially to the Assets, or adversely affect the ability of Seller to comply with the provisions of this Agreement.

(d) No damage, destruction or loss shall have occurred that would entitle Buyer to terminate this Agreement, as provided in Section 8.4.

(e) Buyer's representative shall have completed a physical inventory of the Assets referred to in Section 2.3 and shall have verified that all Assets listed on Schedule I are accounted for and available for delivery at Closing.

(f) All actions, proceedings, instruments, signatures of Seller, and documents required to carry out this Agreement or incident thereto shall have been approved by counsel for Buyer. Such approval shall not be unreasonably withheld.

(g)  All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

VIII.

Indemnification: Risk of Loss

8.1 Assets to Be Conveyed Free of Liabilities or Encumbrances. Except for performance of the Business Agreements expressly assumed by Buyer hereunder, Buyer assumes no liabilities or obligations of Seller of any kind whatsoever, whether fixed or contingent and whether known or unknown, in connection with the Business and the Assets. At Closing, Seller shall convey to Buyer title to all of the Assets free and clear of all liens, charges, claims and encumbrances, subject only to the Permitted Exceptions; and Seller shall, in accordance with Section 8.2 hereof, indemnity and hold Buyer harmless from any and all such liabilities, liens, charges, claims and encumbrances to which the Assets are or may become subject.

8.2 Indemnification of Buyer.

(a) Seller agrees to indemnity and hold Buyer, its successors and assigns, harmless from and against:

(1) Any and all claims, liabilities and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of the Business or to ownership of the Assets by Seller prior to the Closing. Such claims, liabilities and obligations include, but are not limited to, products liability claims, claims or liabilities arising out of the use or storage by Seller, or the presence on the Real Estate, of any Hazardous Substances, any and all claims, liabilities and obligations arising or required to be performed prior to the Closing under any contract, agreement, lease or instrument assumed by Buyer, except for performance of those Business Agreements and the Permitted Exceptions.

(2) Any and all damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Seller under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished to Buyer pursuant to this Agreement or in connection with any of the transactions contemplated hereby.

(3) Any and all actions, suits, proceedings, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees incurred by Buyer as a result of Seller's failure or refusal to compromise or defend any claim incident to the foregoing provisions.

(b) If any claim or liability shall be asserted against Buyer which would give rise to a claim by Buyer against Seller for indemnification under the provisions of this section, Buyer shall promptly notify Seller in writing of the same, and Seller shall, at its own expense, compromise or defend any such claim; provided, however, that Buyer may, at its own cost and expense, join and cooperate with Seller in defending or compromising such claim.

8.3 Indemnification of Seller.

(a) Buyer hereby agrees to indemnity and hold Seller and its successors and assigns harmless from and against:

(1) Any and all claims, liabilities and obligations of every kind and description, contingent or otherwise, arising from or related to the ownership of the Assets by Buyer subsequent to the Closing. Such claims, liabilities, and obligations include, but are not limited to, any and all claims, liabilities and obligations arising or required to be performed subsequent to Closing under any Business Agreement assumed by Buyer pursuant to this Agreement.

(2) Any and all damage or deficiency resulting from any misrepresentations, breach of warranty, nonfulfillment of any agreement or obligation assumed or required to be assumed by Buyer under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished to Seller pursuant to this Agreement, or in connection with any of the transactions contemplated hereby.

(3) Any and all actions, suits, proceedings, damages, assessments, judgments, costs and expenses incident to any of the foregoing provisions, including reasonable attorneys' fees incurred by Seller as the result of Buyer's failure or refusal to defend or compromise any claim.

(b) If any claim or liability shall be asserted against Seller which would give rise to a claim by Seller against Buyer for indemnification under the provisions of this section, Seller shall promptly notify Buyer of the same and Buyer shall, at its own expense, compromise or defend any such claim; provided that Seller may, at its own cost and expense, join and cooperate with Buyer in the defense or compromise of such claim.

IX.

Termination

9.1 Right to Terminate Before Closing. This Agreement may be terminated at any time prior to Closing, and the transactions contemplated hereby may be abandoned at any such time.,

(1) by Buyer, as provided in Sections 6.1;

(2) by mutual consent of Buyer and Seller;

(3) unilaterally by Buyer or Seller, if there has been a default by the other party in any material respect in the performance of any covenant herein, and such default has not been cured by the Closing Date;

(4) unilaterally by Buyer or Seller, any representation or warranty of the other party is untrue in any material respect; or

(5) unilaterally by Buyer or Seller if the Closing has not taken place by (the "Termination Date").

X.

Miscellaneous

10.1 Schedules and Exhibits. All schedules and exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

10.2 No Assignment, Successors, Assigns, Etc. The terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their respective heirs, personal representatives, successors and assigns; provided, however, that this Agreement shall not be assigned or conveyed by any party to any person or entity without the prior written consent of the other party hereto, except that Buyer may assign this Agreement without consent to any corporation controlling or controlled by it (the term control shall mean an ownership and controlling interest of greater than 50.1%). In the event of an assignment, the assigning party shall not be relieved of any of its obligations and undertakings contracted for herein.

10.3 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Washington.

10.4 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

10.5 Survival of Representations and Warranties. All of Seller's and Buyer's representations and warranties contained herein shall survive the Closing for a period of one year from the Closing Date, after which they shall be null and void.

10.6 Notices. Any notices or other communications shall be in writing and shall be considered to have been duly given on the earlier of (1) the date of actual receipt or (2) three days after deposit in the first-class certified U.S. mail, postage prepaid, return receipt requested:

(a) If to Seller, to:

Genesis Holdings, Inc.

3773 W. 5th St., Ste. 301

Post Falls, ID 83848

(b) If to Buyer, to:

Genesis Financial, Inc.

3773 W. 5th St., Ste. 301

Post Falls, ID 83848

10.7 Amendment. This Agreement may be amended at any time prior to Closing by written instrument executed by the parties hereto.

10.8 Entire Agreement. This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein.

10.9 Waiver. Any default, misrepresentation or breach of any covenant or warranty by a party in connection with this Agreement may be waived in writing by the other party. No such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of any covenant or warranty, or affect any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of any covenant or warranty.

10.10 Governing Law. This Agreement shall be construed in accordance with, and governed by, the law of the state of Washington applicable to agreements made and to be performed wholly within this jurisdiction.

10.11 Public Announcements. Neither Seller nor Buyer shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their/its duly authorized officers on the day and year first above written.

SELLER:

GENESIS HOLDINGS, INC.

By

Its President

BUYER:

GENESIS FINANCIAL, INC.

By

Its President

SCHEDULE A

ALLOCATION OF PURCHASE PRICE

SCHEDULE B

PERMITTED EXCEPTIONS

SCHEDULE C

PURCHASED ASSETS